UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 21, 2008

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On October 21, 2008, IA Global, Inc.’s (the “Company”) subsidiary Global Hotline, Inc.’s 100% owned subsidiary IA Partners, Inc. (“IA Partners”), announced that a Memorandum on Telemarketing Support and an Agency Agreement (together, the “Agreements”) were signed with AFLAC for the period June 1, 2008 through May 31, 2009. The Company expects these Agreements to result in net revenues of approximately $2.1 million for the three months ended December 31, 2008. IA Partners has agreed to sell insurance products on behalf of AFLAC, with fees payable based on booths operated and a percentage of the annual premium sold, with payments due in 30 days after the month billed.

The Agreements will be filed as exhibits to the Company’s September 30, 2008 Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: October 21, 2008

By:	/s/ Mark Scott

Mark Scott

Chief Operating and Financial Officer